Exhibit 10.9



                          Global Purchase Agreement

                    Provision of CallCentre CTI Technology
                                  To HSBC by
                            SoftGen International


                                 October 1999

                                     V6.3

                              Table of Contents


 Agreement                                         Revision  Date

 Agreement between HSBC Holdings plc                    Oct 99
 acting for and on behalf of the HSBC Group and SoftGen International


 Schedules

 1. The Operating Programs and Customised Software Developments

 2. SOFTGEN CIMphony[TM] Pricing (HSBC Group)

 3. SOFTGEN CIMphony[TM] SOFTWARE MAINTENANCE SERVICES

    SOFTGEN CIMphony[TM] PROJECT MANAGEMENT SERVICES

 4. SOFTGEN TECHNICAL ASSISTANCE

 5. EXTERNAL DESIGN SYSTEM SPECIFICATIONS

 THIS AGREEMENT is made on the 26th of October 1999 between HSBC Holdings plc whose address is 10 Lower Thames Street, London EC3R 6AE acting for and on behalf of all subsidiaries, associated and managed companies of HSBC Holdings plc (hereinafter "HSBC") and SoftGen International whose address is 8150 North Central Expressway, Suite 1201, Dallas, Texas, 75206, USA (hereinafter "SoftGen"),

 WHEREAS it is AGREED that SoftGen will supply CIMphony[TM] Computer Telephony Integration systems software, grant software licenses and supply software development, consulting and technical assistance services to HSBC either directly, or by prior agreement with HSBC via agency,

 ACCORDING TO the terms and conditions set out below and in the attached Schedules 1-5.


 Signed for HSBC Holdings plc           In the presence of
 On behalf of HSBC

 Signature                              Signature
 /s/ Alan Jebson                        /s/ Tim Cureton

 Name                                   Name
 Alan Jebson                            Tim Cureton

 Title                                  Title
 General Manager IT                     Group Head of Telecoms


 Signed for SoftGen International Inc.  In the presence of

 Signature                              Signature
 /s/  Leslie Leland                     /s/  David BF England

 Name                                   Name
 Leslie Leland                          David BF England

 Title                                  Title
 President                              Senior Executive Securities &
                                        Markets IT

 1.0  The Operating Programs

 1.1
      SoftGen agrees to sell to HSBC and HSBC agrees to buy from SoftGen the CIMphony[TM] standard server software given in Schedule 1 (herinafter the "Operating Programs") at the locations and prices shown and agreed with HSBC.

 2.0  Customised Software Developments

 2.1
      SoftGen agrees to develop and supply to HSBC customised software developments and any changes and additions which may be necessary to the Operating Programs according to the HSBC specifications given in
      Schedule 5 (herinafter the "Customised Software Developments") at the prices agreed with HSBC given in Schedule 1.

 3.0
      Further Operating Programs, Further Customised Software Developments, Technical Assistance & Consultancy, Project Management

 3.1
     HSBC may request further supply of additional Operating Programs (herinafter "Further Operating Programs") or Further Customised Software Developments or on-site Technical Assistance and Consultancy Services by formal request for quotation to SoftGen in writing via a designated Information Technology division (IT) representative of HSBC.

 3.2
      SoftGen agrees to supply to HSBC any Further Operating Programs as listed at the prices given in Schedule 2 or Further Customised Software Developments by particular quotation or to supply Technical Assistance and Software Maintenance and Project Management as listed at the prices given in Schedules 3 and 4 for which HSBC may raise orders from time to time.

 3.3
      HSBC may use within any subsidiary, associated and/or managed company of HSBC Holdings plc. any Operating Programs, Further Operating Programs, Customized Software Developments or Further Customised Software Developments provided within the terms of this Agreement.

 3.4
      HSBC will specify in writing to SoftGen at time of request for all orders of Further Operating Programs or Further Customised Software Developments the following information which shall only thereafter be considered a properly constituted order:

      (a) whether SoftGen installation and implementation services are required ("SG Installed") or
      (b) whether HSBC will provide from its own resources locally all installation and implementation resources ("HSBC Installed") and
      (c) the quantities of Further Operating Programs or Further Customised Software Developments required, and
      (d) the locations where and HSBC IT staff to whom these are to be delivered, and
      (e)  the locations where these are to be installed if different, and
      (f)  the dates required for the delivery and
      (g) any particular functionality, software maintenance, method or performance of operation required or not required.

 3.5
      For orders of Further Operating Programs or Further Customized Software Developments which are designated "SG Installed" as above, HSBC shall provide a date by which demonstration of working order and the latest date by which Software Acceptance is to be achieved. For orders of Further Operating Programs or Further Customised Software Developments which are designated "HSBC Installed" as above, demonstration of working order and Software Acceptance shall not apply and HSBC shall submit payment to SoftGen 30 days after receipt of invoices by HSBC.

 3.6
      The terms of this Agreement will be extended to HSBC by SoftGen only for those Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments which are contained within orders placed under the terms of this Agreement. Should a corporate entity of HSBC be offered by SoftGen directly or indirectly terms for supply, software maintenance and or technical assistance or development consulting Operating Programs, Further Operating Programs, Customised Software Developments for Further Customised Software Developments either qualitatively or quantitatively more advantageous than those contained herein, then at HSBC's request and without contest those terms will be included within this Agreement.

 3.7
      SoftGen will verify that the Further Operating Programs requested are appropriate for the purpose for which HSBC intend. SoftGen will advise HSBC of any hardware configuration or other associated software requirements necessary to the operation of the Further Operating Programs ordered.

 3.8
      SoftGen will within 14 days acknowledge receipt of the request and respond in writing with SoftGen's ability to fulfill the request or not ("Acknowledgment"), together if applicable with a quotation of a fixed onetime cost for Further Customised Software Developments and the estimated time to complete the task or a date by which this information will be supplied to HSBC.

 3.9
      The Acknowledgement will confirm all costs to be borne by HSBC in respect of the order including the onetime and recurrent costs for the Further Operating Programs or Further Customised Software Developments, any travel and subsistence required, Technical Assistance or Consultancy fees, Project Management and all other charges onetime and recurrent according to the prices given in Schedules 2, 3 and 4. SoftGen will include as option within each quotation to HSBC for Further Software Development one calendar week of SoftGen Technical Assistance and one airfare in the event that on-site technical assistance is required.

 3.10
      The Acknowledgment will confirm SoftGen understanding of the arrangements for Software Maintenance support in respect of the order placed together with location of delivery of software for Software Acceptance. In absence of other written instruction delivery will be made to the HSBC origination of the request and Software Maintenance will be provided for an initial 12 month period.

 3.11
      HSBC will confirm its understanding and acceptance to SoftGen in writing ("Order") accompanied by an order number reference, HSBC billing address and indication of any particular terms under which this Order is placed.

 3.12
      SoftGen will supply to HSBC any Further Operating Programs or Further Customised Software Developments and any revisions or amendments as may be ordered by HSBC from time to time on a suitable electronic medium.

 3.13
      SoftGen will supply to HSBC the most current version of the Operating Programs or Further Operating Programs at the revision level which SoftGen would supply to new customers procuring those Operating Programs or Further Operating Programs within the product minor release range. Any upgrades to hardware necessitated by such new versions of Operating Programs or Further Operating Programs will be at HSBC cost.

 3.14
      SoftGen will supply to HSBC all minor enhancements to the Operating Programs or Further Operating Programs installed. From time to time SoftGen will significantly enhance its range of Operating Programs or Further Operating Programs which enhancement shall constitute a Major Release Product. HSBC may purchase such a Major Release Product at the pricing for that product which SoftGen shall offer to HSBC at that time.

 3.15
      SoftGen reserves its right to withdraw technical support or Software Maintenance or Technical Assistance of any Operating Program or Further Operating Programs purchased by HSBC should the version in use by HSBC not be maintained by HSBC within three minor release levels of any Further Operating Program currently supplied by SoftGen to new customers or if the release level of the Further Operating Program in use is older than two years from the currently supplied major release version.

 4.0  SoftGen Software Licenses

 4.1
      SoftGen agrees to grant to HSBC a perpetual, paid-up, non-exclusive, non-transferable license to use the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments listed in Schedules 1 and 2 as may be amended from time to time provided that the appropriate software license payments, software development charges and/or Software Maintenance payments as listed in Schedules 1 to 4 have been paid previously by HSBC to SoftGen.

 4.2
      SoftGen will invoice HSBC for all copies of the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments used on HSBC premises according to the pricing of Schedule 2.

 4.3
      HSBC may not without the prior approval in writing of SoftGen make unlicensed copies of and or utilize copies of the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments. For each such copy HSBC will pay to SoftGen the license fee given in Schedule 2.

 4.4
      HSBC agrees that all copies of Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments used on HSBC premises will be authorized by and formally licensed from SoftGen according to the terms and conditions as listed in Schedules 1, 2, 3 and 4 as applicable.

 4.5
      The perpetual, paid-up, non-exclusive, non-transferable licenses granted by SoftGen to HSBC entitles HSBC to use the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments as given in Schedules 1 and 2 in any country where the HSBC Group operates. These licenses may be transferred within HSBC with prior formal notice to and agreement by SoftGen.

 4.6
      Such perpetual, paid-up, non-exclusive, non-transferable licenses shall not include licenses for any Third Party Software incorporated within the Operating Programs, Further Operating Programs, Customized Software Developments and Further Customised Software Developments or any other licenses used in conjunction with the Further Operating Programs and or Further Customised Software Developments which are subject to mutual agreement between SoftGen, HSBC, and Third Party licensor(s).

 5.0
      CIMphony[TM] Specification/System Performance

 5.1
      SoftGen warrant that the Operating Programs and Further Operating Programs will operate to SoftGen's published specifications and where the operation is not described in their published specifications that the Operating Programs and Further Operating Programs will operate in a manner that HSBC might reasonably expect. Otherwise SoftGen will make any rectifications to the Operating Programs and Further Operating Programs without delay and free of extra charge to HSBC for the rectification work to ensure such normal or expected operation during the period before User Acceptance. Any upgrades to HSBC hardware or software not supplied by SoftGen necessitated by such rectification will be performed by HSBC.

 5.2
      SoftGen warrants that the Customised Software Developments and Further Customised Software Developments will operate to the written specifications provided by HSBC at time of order and where the operation is not so described that the Customised Software Developments and Further Customised Software Developments will operate in a manner that HSBC might reasonably expect. Otherwise SoftGen will make any rectifications to the Customised Software Developments and Further Customised Software Developments without delay and free of extra charge to HSBC for the rectification work to ensure such normal or expected operation during the period before User Acceptance.

 5.3
      SoftGen warrants that each installed copy of the Enhanced Transaction Server Version 2.0 software product, using a Pentium II 450MHz PC, 256MB RAM and configured as IBM3270 interface, together with Windows NT
      4.0 operating system (Service Pack 5), SNA Server 4.0 and Rumba shall support without degradation in comparison to equivalent teller terminal service and with no measurable transit delay up to 96 concurrent agent/client sessions to an attached computer host system, providing there are no contributory HSBC network delays and provided the SNA Server is directly attached to the host via LAN with no intervening network routing, switching or access equipment.

 5.4
      SoftGen warrantees that each installed version of the Basic Transaction Server Version 1.0 software product, using a minimum Pentium 233MHz PC, 128 MB RAM and configured as IBM 3270 interface, together with Windows NT 4.0 operating system, SNA Server 4.0 and Rumba without degradation in comparison to equivalent teller terminal service and with no measurable transit delay shall support a maximum of 30 concurrent agent/client sessions to an attached computer host system, providing there are no contributory HSBC network delays and provided the SNA Server is LAN attached to the host via LAN with no intervening network routing, switching or access equipment.

 5.5
      For any failure due to Operating Program error, SoftGen warrants that each installed version of the Transaction Server software products (Basic Version 1.0 and Enhanced Version 2.0) shall be able locally to be restored to normal operational service within 60 minutes of the time at which and providing qualified HSBC technical staff intervene to take action to restore the failure.

 6.0  Installation/Delivery

 6.1
      SoftGen warrants that the Operating Programs and Further Operating Programs can be imported and operated in the territory of Honk Kong, the United Kingdom and Channel Islands, the United States of America, Canada, Malaysia, Australia, Taiwan, India, Saudi Arabia and the United Arab Emirates.

 6.2
      SoftGen agrees to inform HSBC at time of order should any approval or license be required from a relevant authority for import or operation of the Operating Programs and Further Operating programs within the national territory designated at time of order by HSBC for such import or operation. Failing this HSBC reserves the right to cancel the order without any costs, liquidated damages and liabilities whatsoever to HSBC as a result.

 6.3
      SoftGen will install and deliver to the designated technical representatives of HSBC the Operating Programs in good working order in the quantities listed and by the Installation Dates shown in clause 7.1 below or by such other dates as are to be given in the orders placed by HSBC to SoftGen (the "Installation Dates").

 6.4
      With not less than 30 days notice HSBC may delay the Installation Dates of the Operating Programs or Further Operating Programs or Customised Software Development by up to 60 days by informing SoftGen in writing of the revised Installation Dates. In such event for the purpose of payment for the Operating Programs or Further Operating Programs or Customised Software Development the date of Software Acceptance will be deemed to be 30 days after the originally given Installation Date.

 6.5
      If SoftGen is unable to commence or complete installation of an Operating Programs, Further Operating Programs or Customised Software Developments by the agreed installation Date due to delay or other reason on the part of HSBC and this delay has not been communicated in writing to SoftGen by HSBC at least forty-eight (48) hours prior to SoftGen arrival on site, SoftGen reserves the right to charge HSBC for any associated travel and subsistence costs for the period of delay at the Technical Assistance rates shown in Schedule 4 with a minimum charge to HSBC of two man weekdays.

 6.6
      SoftGen will at their own expense insure the Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments against loss or damage during shipment to any HSBC location where it is to be installed.


 7.0 Software Acceptance/User Acceptance

 7.1
      The Operating programs and Customised Software Developments will be delivered to the designated IT representative of HSBC for acceptance testing by the following dates:

        Delivery Software Acceptance Testing       20 July 1998
        User Acceptance Testing                    19 October 1998

 7.2
      SoftGen will provide free of extra charge to HSBC any Further Operating Program or other software deemed by SoftGen to be reasonably necessary for executing the acceptance tests. HSBC will return such Further Operating Programs or other software to SoftGen immediately upon successful completing of such acceptance tests.

 7.3
      Once Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments ordered by HSBC for a particular location have been delivered as ordered SoftGen will receive in writing from an authorized officer of HSBC formal acknowledgment that the softwares delivered have been demonstrated to HSBC to be in full working order in accordance with
      Schedule 5 or otherwise in accordance with the conditions specified in the order ("Software Acceptance").

 7.4
      SoftGen warrants that those Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments delivered to HSBC and installed shall operate without fault or error for a continuous warranty period of 30 days after installation in conformance with Schedule 5 or other test which may be agreed and presented by HSBC in writing to SoftGen after which HSBC will confirm in writing within 30 days its complete and final acceptance or the Operating Programs or Customised Software Developments at that location (hereinafter "User Acceptance") or otherwise any faults or errors identified.

 7.5
      Should no formal acknowledgment of Software Acceptance or User Acceptance or advice of failure to comply with Schedule 5 or other tests as agreed at time of order be received from HSBC by SoftGen with 30 days of delivery of Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments then those softwares shall be deemed to have passed automatically Software Acceptance and or User Acceptance as applicable.

 7.6
      All faults or errors identified during the period of User Acceptance of 30 days operation shall be rectified by SoftGen within 30 days of report or the software may be replaced by SoftGen without additional charge or the purchase price and Software Maintenance fees for that software may be refunded at HSBC request.

 7.7
      On-site Technical Assistance or Consultancy may be requested by HSBC within the 30-day warranty period of User Acceptance for which the standard SoftGen Technical Assistance charges shown in Schedule 4 will apply.

 8.0  Documentation

 8.1
      SoftGen will provide to HSBC free of charge one copy of manuals or documentation describing each Operating Program, Customised Software Development, Further Operating Program or Further Customised Software Development purchased by HSBC including but not limited to functions, facilities and methods of use.

 9.0 Software Maintenance

 9.1
      SoftGen agrees to provide and HSBC shall agree to receive Software Maintenance services for each Operating Program, Further Operating Program, Customised Software Development and Further Customised Software Developments as may be ordered by HSBC from time to time at the prices given in Schedule 3 and in accordance with the applicable terms and conditions listed hereafter.

 9.2
      SoftGen will include and HSBC shall undertake payment for Software Maintenance services together with other onetime costs of order quoted by SoftGen as specified in clause 15.6.

 9.3
      By agreement with SoftGen, HSBC may elect on the second annual anniversary of the delivery and acceptance (Software Acceptance as herein defined) of the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments installed at any location to cancel Software Maintenance services following three months notice provided to SoftGen in writing in accordance with clause 24.1.

      All SoftGen responsibility including updates, rectification and Technical Assistance for those Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments for which Software Maintenance is cancelled by HSBC will end.

 9.4
      SoftGen may refuse to recommence Software Maintenance services on any Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments which HSBC wishes to bring into production use which SoftGen deems to be unserviceable and for which HSBC has previously cancelled or allowed Software Maintenance to lapse.

      SoftGen will commence Software Maintenance of any Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments for which HSBC has previously cancelled or allowed Software Maintenance to lapse at SoftGen sole options and subject to an audit or review by SoftGen at the fees provided herein for Technical Assistance as given in Schedule 4 and at the Software Maintenance charges for newly purchased products as given in Schedule 3.

 9.5
      Software Maintenance services shall be provided by SoftGen to the IT staff of HSBC at the location specified at time of order or by default to that HSBC location from which the order originated.

 9.6
      Software Maintenance services shall include provision of technical support for and software update of each installed primary and contingency version of the Operating Programs and Customised Software Developments at each HSBC location.

 9.7
      SoftGen Software Maintenance services will commence to HSBC from the first day of the calendar month following that calendar month in which HSBC formally advises to SoftGen in writing receipt of the software delivered and their acceptance of the Operating Programs or Customised Software Developments installed (Software Acceptance as heretofore defined).

 10.0 Project Management

 10.1
      For those orders where HSBC requests SoftGen installation and implementation ("SG Install" as defined herein) SoftGen will provide and HSBC will receive Project Management services at the prices given in Schedule 3b and in accordance with the applicable terms and conditions listed hereafter.

 10.2
      SoftGen will not apply Project Management fees for those Operating Programs, Further Operating Programs, Customised Software Developments and or Further Customised Software Developments ordered by HSBC from
      Schedule 2 attached where HSBC specifies at time of order that installation and implementation will be provided by HSBC resources alone ("HSBC Install" as defined herein). Should no such specification be received Project Management fees shall apply.

 11.0 Amendment of Operating Programs or Customised Software Developments

 11.1
      HSBC may not without the express permission in writing of SoftGen amend, alter, add to or change any of the Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments provided to HSBC by SoftGen.

 11.2
      Following any such alteration, those software license payments due to SoftGen for each Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments for each HSBC site per seat per annum will continue, but Software Maintenance will cease and all other SoftGen responsibility including Technical Assistance for those Operating Programs or Customised Software Developments so altered will end.

 11.3
      HSBC may request Technical Assistance or Software Maintenance for those Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments altered by HSBC in which case SoftGen reserves the right to review the software in question according to the standard Technical Assistance prices given in
      Schedule 4. SoftGen will advise HSBC if such support will be resumed in which case HSBC will recommence from that point Software Maintenance at the prices given in Schedule 3 as may be altered from time to time.

 12.0 Technical Assistance

 12.1
      SoftGen will provide Standard or emergency Technical Assistance or Consultancy to HSBC on written order or otherwise by verbal order from an authorized officer of HSBC which verbal request is to be confirmed by HSBC in writing within one week of request.

 12.2
      Standard or Emergency Technical Assistance will be provided to HSBC according to the terms and notice given in Schedule 4 for those Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments for which HSBC has paid the relevant license fees to SoftGen and undertaken Software Maintenance as given in Schedules 2 and 3.

 12.3
      HSBC will designate a primary contact point for SoftGen within the Information Technology (IT) division of HSBC ("designated IT representative") through which Technical Assistance may be provided. In absence of such designation by default this representative shall be taken to the point of origin of the order received from HSBC.

 12.4
      SoftGen shall provide a telephone number in Dallas USA to which HSBC IT staff may telephone to obtain Technical assistance remotely on a 24 hour 7 day basis.

 12.5
      HSBC shall provide to SoftGen at HSBC cost and billed directly to HSBC an IDD telephone service (IDD Calling Card) to facilitate SoftGen Software maintenance and Technical assistance to HSBC's IT staff at long distance.

 12.6
      SoftGen shall provide Technical Assistance via SoftGen Senior Architect and SoftGen Junior Architect staff onsite to HSBC locations as requested at the Consultancy and Subsistence prices for Weekday, Weekend and Public Holiday support shown in Schedule 4.

 12.7
      Public Holidays shall be taken to be those US holidays of Memorial Day, Christmas Holidays, Thanksgiving Day, Labor Day and US Independence Day.

 12.8
      SoftGen will receive if so requested by HSBC a leased data circuit connection to HSBC or equivalent to be provided at HSBC cost for the purpose of updates or changes to Operating Programs, completion of Customised Software Developments, and other functional tests. SoftGen will provide all reasonable assistance to allow HSBC to complete these tasks.

 12.9
      SoftGen guarantees to maintain a level of availability, expertise, numbers and geographical location of Software Architect staff sufficient for SoftGen to carry out its obligations under this Agreement.

 13.0 Performance

 13.1
      Failure of Operating Programs or Further Operating Programs or Customised Software Developments or Further Customised Software Developments ("SoftGen Software") are defined as Level 1, 2, or 3 as below.

      " A level 1 Failure is defined as a single failure or malfunction of SoftGen Software such that as a result less than 10% of the total agent positions within that HSBC callcentre suffer loss of normal operational functions or degradation to the point where business operations are prejudiced.

      " A Level 2 Failure is defined as a single failure or malfunction of SoftGen Software such that as a result more than 10% but less than 50% of the total agent positions within that HSBC callcentre suffer loss of normal operational functions or degradation to the point where business operations are prejudiced.

      " A Level 3 Failure is defined as a single failure or malfunction of SoftGen Software such that as a result more than 50% of the total agent positions within that HSBC callcentre suffer loss of normal operational functions or degradation to the point where business operations are prejudiced.

 13.2
      Those Failures defined above shall exclude those interruptions of service or operation due to (1) HSBC abuse, misuse, negligence or deliberate damage to SoftGen Software, (2) HSBC failure to maintain the SoftGen Software environment in accordance with the SoftGen specifications, (3) external telecom network or circuit failure,
      (4) interruption scheduled in advance between HSBC and SoftGen.

 13.3
      SoftGen will receive advice from HSBC of SoftGen Software failures by telephone or by agreed alternative 24 hours 7 days per week.

 13.4
      The "Time of Failure" is defined as the time of the receipt by SoftGen from HSBC of a request for remedial maintenance containing a "test log" being a written statement of the details of the failure. If after 15 minutes HSBC has been unable to contact SoftGen due to omission, absence, failure or other circumstance on the part of SoftGen, the Time of Failure will be deemed to be 15 minutes after the first recorded call attempt by HSBC.

 13.5
      The "Time of Repair" is defined as the time at which an employee of SoftGen or its agent demonstrates to an authorized employee of HSBC that normal operation has been restored and the SoftGen software is restored to full working order. If no authorized HSBC employee is available, the Time of Repair will be deemed to be the time at which the employee of SoftGen or its agent telephones HSBC's Network Control Centre or other designated HSBC contact point to confirm the restoration of the SoftGen Software.

 13.6
      The "Down Time of a Failure" is defined as the elapsed time between the Time of Failure and the Time of Repair excluding times when SoftGen or their agents are unable to gain access to the SoftGen softwares.

 13.7
      SoftGen guarantees that the Mean Times Between Failures will be not less than the threshold shown in the table below:

      Level                              Threshold
      -----                              ---------
      Level 1                             30 days
      Level 2                            120 days
      Level 3                            360 days

 13.8
      In any case where the guarantees in clause 13.7 above are not met for three consecutive months HSBC may at its sole option withdraw Software Maintenance charges for the location and software in question and require SoftGen at its expense to arrive on-site to rectify the cause of failure. Software maintenance will be waived until resolution is demonstrated to HSBC.

 13.9
      Notwithstanding the above SoftGen warrants that each installed version of the Transaction Server software products shall maintain on average a Mean Time Between Failure due to accepted software error of at least 90 days providing that at that location HSBC is operating the most recent minor release level of that Transaction Server software product.

 13.10
      At any HSBC location and following any three consecutive occurrences where the SoftGen Transaction Server has failed to meet the performance standards set in clauses 5.3, 5.4 and or 13.9 above, HSBC at its sole option may suspend Software Maintenance payments and or receive at HSBC request and without additional charge sufficient immediate Technical Assistance onsite from SoftGen by way of SoftGen Software Architect Consultancy support and or further copies of SoftGen Further Operating Program software to ensure that the level of performance in clauses 5.3, 5.4 and or 13.9 will be met.

 13.11
      Within 14 days after the end of each month HSBC at each location will present SoftGen with a report of any SoftGen software failures which commenced in that month.

 14.0 Training

 14.1
      SoftGen will supply training services as specified in accordance with
      Schedule 1 and at the prices to HSBC shown in Schedule 4 for Technical Assistance.

 15.0 Payment Terms

 15.1
      The period for receipt of payment by SoftGen of invoices received by HSBC shall be 30 days.

 15.2
      SoftGen will submit to HSBC any invoice within 14 days of the date of Software Acceptance or the date by which any SoftGen service has been received by HSBC or earlier as hereinafter provided. Any invoice received by HSBC from SoftGen more than 16 weeks from the date on the service to which it refers was received by HSBC will be declared null and void.

 15.3
      HSBC will pass for payment all valid invoices submitted by SoftGen to HSBC within 14 days of receipt by HSBC.

 15.4
      Following SoftGen Acknowledgement of an order by HSBC for Further Operating Programs alone SoftGen will deliver those Further Operating Programs so ordered to the HSBC location specified and will invoice to HSBC 100% of the total onetime costs for the Further Operating Programs at the prices given in Schedule 2 together with 100% of the first annual Software Maintenance charges as given in Schedule 3.

 15.5
      Following SoftGen Acknowledgement of an Order from HSBC for man-days of Technical Assistance and consulting SoftGen will arrange such assistance as required and will invoice to HSBC 100% of the total onetime costs for those man-days specified at the prices given in
      Schedule 4.

 15.6
      Following SoftGen Acknowledgement of an Order from HSBC for the Customised Software Developments or Further Customised Software Developments together with any associated Operating Programs or Further Operating Programs or for Technical Assistance or Project Management SoftGen will invoice to HSBC and HSBC will pay according to the following terms:

      At Time of Order              40% of total onetime costs quoted to HSBC
      Following Delivery            40% of total onetime costs quoted to HSBC
      Following Software Acceptance 20% of total onetime costs quoted to HSBC

 15.7
      SoftGen will bill all charges to the address and to the HSBC representative designated within the order received from HSBC or by default to the previously designated HSBC IT contact point as herein provided.

 15.8
      SoftGen will make payment at cost directly to the various companies, agencies and governments for any charges incurred for packing, freight, insurance, customs clearance, importation duties and taxation and all other charges incurred in connection with the supply of Operating Programs, Further Operating Programs, Customised Software Developments, Further Customised Software Developments or Technical Assistance. SoftGen will provide any such receipts at HSBC's request.

 15.9
      For the duration of this Agreement the prices for items of Further Operating Programs, Further Customised Software Developments, Software Maintenance and SoftGen Technical Assistance will be in accordance with Schedules 2, 3, and 4 as applicable except that by agreement with HSBC and on 3 months notice in writing to HSBC, SoftGen may at its option and on each annual anniversary of Software Acceptance at each location adjust these prices provided that such adjustment does not result in an increase greater than 10%.

 15.10
      HSBC may request SoftGen from time to time to amend Schedule 2 to add items to the Further Operating Programs price list as new Operating Programs or components of Operating Programs made are released by SoftGen.

 16.0 Ownership

 16.1
      Title to the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments shall remain with SoftGen.

 17.0 Term

 17.1
      Unless terminated as herinafter provided this Agreement shall exist for five years from the date of signature.

 17.2
      Each party may terminate this Agreement at any time following the fifth anniversary of date of signature by giving three months notice in writing to the other party in absence of which this Agreement and its terms an conditions will automatically continue on an annual basis.

 18.0 Termination

 18.1
      Any party will have the right to terminate this Agreement (1) another party is guilty of a material or substantial breach of its obligations herein and (2) the party seeking to terminate has rendered written notice of the breach to the other parties in accordance and (3) the party in breach has failed to remedy the breach within at most ninety
      (90) days after receipt of such notice.

 18.2
      Notwithstanding the provisions of Clause 13.7, if the period of delay beyond the end of the Software Acceptance or stated User Acceptance Test (UAT) period exceeds 6 months due to action, inaction or omission on the part of SoftGen then HSBC at its sole option may terminate this Agreement or may require SoftGen free of extra charge to HSBC and without contest or further delay to supply additional or replacement copies of Further Operating Programs or Operating Programs to meet Software acceptance or UAT requirements or require the commitment of such additional SoftGen Technical Assistance as may be necessary so that UAT requirements may be met within three months of this request or may require SoftGen by formal notice to supply functionally equivalent alternative Operating Programs of similar quality manufactured by another company to be selected by SoftGen.

      In the event that HSBC chooses to request SoftGen to supply functionally equivalent Operating Programs or Further Operating Programs of similar quality as provided for above, this shall be limited by the obligation to meet the functional requirements of Clauses 5.3, 5.4, 5.5 and the functionalities of Schedule 5 and by the choice of alternative supplier on the part of SoftGen.

 18.3
      If in any consecutive three months any one of the guarantees of Clauses 5.4, 5.5 and 5.6 are not met at a particular location then HSBC at its sole option following formal notice to SoftGen may employ another company or without extra charge to HSBC require SoftGen to employ another company of SoftGen choice for Software Maintenance of any Operating Programs or Further Operating Programs delivered to that location and SoftGen will supply to that other company all reasonable information, assistance and spare parts necessary for them to maintain the Operating Programs or Further Operating Programs.

 18.4
      If any party terminates this Agreement under clauses 18.1 or 18.2 then all parties agree to submit to arbitration for assessment of the damages to be paid upon such termination and agree to be bound by the arbitrator's decisions.

      Any liability for such damages on the part of SoftGen shall not exceed the cumulative total to date paid to SoftGen by HSBC globally since signature of this Agreement for all services or maintenance performed by SoftGen under this Agreement.

      It is agreed that one arbitrator will be appointed by each and that they will appoint an umpire immediately after they themselves have been appointed. The umpire will sit with the arbitrators but will only enter upon the assessment if the arbitrators are unable to reach agreement.

 18.5
      Any party will have the right to terminate this Agreement forthwith by giving notice in writing to the others in the event that another party
      (1) suffers a receiver to be appointed for its affairs or property or
      (2) enters into an assignment or other arrangement for the benefit of its creditors or (3) suffers an attachment against or a seizure of a substantial part of its assets or its parts inventory.

 18.6
      In the event of termination of this Agreement under Section 18 those provisions thereof that by their nature should survive will survive the termination.

 19.0 Force Majeure

 19.1
      No party to this agreement will be liable to the other nor held in breach of this Agreement if prevented hindered or delayed in performance or observance of its obligations hereunder by conditions beyond its reasonable control.

 20.0 Risk of Loss or Damage

 20.1
      SoftGen will be responsible for all risk of loss or damage to the Operating Programs, Further Operating Programs, Customized Software developments and/or Further Customised Software Developments up to the time of receipt by HSBC at the place of delivery.

 20.2
      HSBC will be responsible for all risk of loss or damage to the Operating Programs, Further Operating Programs, Customized Software Developments and/or Further Customised Software following the receipt of delivery onto HSBC premises.

 20.3
      SoftGen will indemnify and/or rectify without charge to HSBC for all damage to the Operating Programs, Further Operating Programs, Customized Software developments and/or Further Customised Software following delivery HSBC premises where such damage is caused by action, inaction, omission or negligence on the part of SoftGen.

 21.0 Confidentiality/Publicity

 21.1
      All parties to this Agreement and their employees acknowledge all material and information that has or will come into the possession or knowledge of each in connection with this Agreement or the performance hereof consists of confidential and proprietary data whose disclosure to a third party may be damaging.

 21.2
      All parties and their employees agree to hold and use such material and information and contents of this Agreement as company confidential whose disclosure to any third party shall render any advantage of price or other advantage contained herein liable to removal, at the option of the other party, all other terms continuing.

 21.3
      SoftGen shall not disclose the making of this Agreement in any journal magazine or publication or otherwise use HSBC's name in any of its advertising material without HSBC's prior written consent. Such consent is given at HSBC's absolute discretion and is not to be unreasonably withheld.

 22.0 Agents/Assignment of Right and Obligations

 22.1
      HSBC may receive SoftGen CIMphony[TM] software products and services via a third party, or other corporate agents or distributors only following receipt of a prior written notice and agreement from SoftGen in accordance with clause 25.

 22.2
      SoftGen may appoint agents or distributors of SoftGen CIMphony software products and services by prior agreement with HSBC to provide sales, Software Maintenance or Technical Support services described in this Agreement in which case such agents or distributors will assume as applicable those responsibilities herein attributable to SoftGen. SoftGen will remain liable for all guarantees and conditions contained in this Agreement.

 22.3
      Any agents so appointed by SoftGen to provide to HSBC any SoftGen CIMphony software products and services herein described will do so at the prices given in Schedules 1, 2, 3, 4 appended and under those terms and conditions described or at prices and under terms and conditions accepted by HSBC as being more advantageous than those herein.

 22.4
      Prior to the relevant Installation Dates SoftGen will provide to HSBC in writing full contact details and obtain HSBC agreement of any maintenance agents which may be proposed to assume any SoftGen responsibilities under this Agreement. SoftGen warrants that formal training will be provided to the technical staff of any agents so agreed before these dates to a level sufficient to allow them to fulfill their obligations under this Agreement.

 23.0 Limitation of Liability

 23.1
      Notwithstanding anything herein to the contrary, no party hereto will be liable hereunder for any consequential or indirect damages excepting penalty sums or liquidated damages specified or assessed as described herein.

 24.0 Patent and Copyright Indemnity

 24.1
      SoftGen will indemnify and hold HSBC harmless against all claims, liabilities and costs including reasonable attorney's fees for the defense of any claim or suit of alleged infringement by SoftGen's Operating Programs or Customised Software Developments of any patent, copyright or the trademark, trade secret or unfair competition rights of any third party provided that HSBC gives SoftGen prompt written notice of such claim or suit and that SoftGen is permitted to control the defense and settlement of the claim or suit.

      HSBC will fully co-operate in the defense of any such claim or suit and may appear at its own expense through counsel of its choice. SoftGen may settle any such claim or suit on a basis which requires SoftGen to substitute for the Operating Programs or Customized Software Developments functionally equivalent alternative Operating Programs or Customised Software Developments or other software of similar quality.

      SoftGen will not be liable to HSBC if the infringement or claim or infringement is based upon (1) use of the Operating Programs, Further Operating Programs and/or Customised Software Developments in combination with products or software not supplied by SoftGen thereby giving rise to the infringement or (2) use of the Operating Programs, further Operating Programs and/or Customised Software Developments in practicing any process not contained in the written application specifications received by SoftGen or (3) modification of the Operating programs, Further Operating Programs and/or Customised Software Developments by HSBC or any third party of (4) compliance with the designs, plans, specifications or instructions of HSBC.

 25.0 Notices

 25.1
      Any written notice required to be given hereunder will be deemed sufficient if sent by first class mail, postage prepaid courier service, or facsimile addressed to the other party at the address set forth in the first page of the agreement or as given below:

      HSBC Holdings plc
           Group Head of Telecommunications
           HSBC Holdings plc
           10 Lower Thames Street
           London EC3R 6AE

      SoftGen International
           Ms. Leslie Leland
           President
           SoftGen International
           8150 North Central Expressway
           Suite 1201, Dallas, TX  75206
           Fax +1 (214) 346-0688




 26.0 Amendments to this Agreement

 26.1
      This Agreement may be changed only by the agreement of both parties in writing and may not be changed or terminated orally.

 26.2
      Orders of additional Further Operating Programs and/or Further Customised Software Developments from subsidiaries, associate and managed companies of HSBC Holdings plc will be placed and received only under the terms of this Agreement and may be included herein by the addition from time to time of written addenda ("Amendments") which will specify the SoftGen products and services required and by agreement the details of supply or operation or other conditions particular to that order.

 27.0 Law

 27.1
      The construction, validity and performance of this Agreement shall be governed in all respects by the Law of England and the parties hereto hereby submit to the jurisdiction of the English Courts.

 28.0 Extension of Time

 28.1
      Unless elsewhere so provided within this Agreement where the performance by SoftGen is prejudiced due to act, omission or delay on the part of HSBC the date for completion or delivery of the relevant contract obligations will be automatically extended by a period of time equal to the delay imposed and SoftGen will be entitled to charge HSBC for its reasonable and actual costs occasioned by such delay. SoftGen will take any reasonable action to mitigate such costs.

 29.0 Taxes

 29.1
      HSBC will pay at cost on submission of the invoice by SoftGen any taxes associated with HSBC purchase under this Agreement of SoftGen Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments. HSBC will not be liable for any taxes based on gross or net income of SoftGen or its agents or distributors.

 30.0 Millennium Year 2000 Change

 30.1
      SoftGen warrants that the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments are fully compatible at time of acceptance by HSBC with the millennium date change for the Year 2000 and associated date-related dependencies including but not limited to (I) the change from 1999 to 2000 (ii) 29 February 2000 (iii) the change from 2000 to 2001 and (iv) system purge dates such as 9.9.99. In addition, SoftGen warrants that the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments shall not incur any failures or errors as a result.

 30.2
      In the event of any error or failure in the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments as delivered and accepted by HSBC attributable to the millennium date change SoftGen shall use its best endeavors to modify the aforementioned software and SoftGen components supplied by SoftGen to correct without delay such error or failure.

 30.3
      SoftGen will provide to HSBC demonstration or evidence that the aforementioned software components are compliant with the standards specified in Clause 30.1 above prior to end June 1999. SoftGen will provide to HSBC without additional charge whatever Operating program or other SoftGen software products are needed to assist HSBC at its choice to undertake testing of the Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments.

 30.4
      SoftGen shall have no obligations to HSBC under this Agreement other than specifically provided herein in respect of Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments which may have been altered or amended or changed without SoftGen assistance following delivery and acceptance by HSBC.

 31.0 Indemnity and Insurance

 31.1
      SoftGen shall indemnify and keep indemnified HSBC to the extent caused by SoftGen against injury (including death) to any persons on HSBC premises (including any employee, agent, sub-contractor or representative of SoftGen) or loss of or damage to any property which may arise out of any act or omission (whether caused by negligence or not) of SoftGen or of any sub-contractor, employee, agent or representative of SoftGen arising out of or in consequence of SoftGen's obligations here-under and against all claims, demands, proceedings, damages, costs, charges and expenses whatsoever in respect thereof or in relation thereto.

 31.2
      Without limiting SoftGen responsibilities under clause 28.1 above, SoftGen shall insure with a reputable insurance company against all loss and damage specified in Clause 28.1 above. In the event of such claims, demands, proceedings, damages, costs, charges and expenses whatsoever in respect thereof or in relation thereto, SoftGen shall produce to HSBC such policy of insurance and receipts for premiums in respect thereof if called upon to do so.

 32.0 Computer Virus

 32.1
      SoftGen and HSBC shall use commercially reasonable best efforts to ensure that no computer virus is introduced onto HSBC's internal environment or internal systems or networks by any act, omission or negligence on the part of their employees, agents or sub-contractors.

 32.2
      In the event that a computer virus is so introduced by any act, omission or negligence of SoftGen and/or SoftGen employees, agents or sub-contractors SoftGen will use all reasonable endeavors to restore the Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments used by HSBC to normal operation.

 32.3
      No Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments or other software may be loaded on any HSBC internal system or network by SoftGen without prior approval from HSBC.

 33.0 Ownership / Intellectual Property Rights / Source Code

 33.1
      The ownership of all SoftGen Operating Programs, Customised Software Developments, Further Operating Programs or Further Customised Software Developments as listed in Schedules 1 and 2 rests with SoftGen who shall retain all rights in the source code.

 34.1
      SoftGen on HSBC's formal request in writing and at HSBC cost will organize and arrange for the placement in commercial escrow of one complete copy of the source code of any Operating Programs, Further Operating Programs, Customised Software Developments and Further Customised Software Developments designated by HSBC as at date of HSBC acceptance with the documentation used in the compilation of such with a specialist company of SoftGen recommendation in such a manner that HSBC may have unimpeded usage of or title to that software in the event that SoftGen should cease to trade for any reason or file for bankruptcy or the provision by SoftGen of the source code to other users of SoftGen products.

 35.0 Schedules

 35.1
      SoftGen will seek to maintain to date the accuracy of the information provided in the Schedules of detail attached hereto which are incorporated in and form part of this Agreement.

                              Appended Schedules

      The following Schedules of detail are attached hereto and are included within and made applicable to this Agreement:

      Schedule 1 -   The Operating Programs and Customised Software
                     Developments

      Schedule 2 -   SOFTGEN CIMphony[TM] Pricing (HSBC Group)

      Schedule 3 -   SOFTGEN CIMphony[TM] SOFTWARE MAINTENANCE SERVICES
                     SOFTGEN CIMphony[TM] PROJECT MANAGEMENT SERVICES

      Schedule 4 -   SOFTGEN TECHNICAL ASSISTANCE

                                  Schedule 1
                                  ----------

      1a)  THE OPERATING PROGRAMS

      British Bank (BBME) - Dubai UAE 1998
      Contract Onetime Software License Costs                       USD
                                                                    ---
      (i)   HSBC Customised CallCenter GUI          x30            12,000
            CIMphony[TM] Universal Client Access    x30             4,500
      (ii)  CIMServer                               x1             15,000
      (iii) OAI Controller                          x1             15,000
                                                  Subtotal  USD    46,500

      1b)  THE CUSTOMISED SOFTWARE DEVELOPMENTS

           Contract Onetime Costs                                   USD
                                                                    ---
           HSBC Customised Composite GUI                          155,200
           Swipe Card (Track 3 descrambling)                        2,750
                                                Subtotal  USD     161,525

                                                Total  USD        208,025

      1c)  SOFTGEN SOFTWARE MAINTENANCE

           Contract Costs      Per 12 months                         USD
                                                                     ---
           British Bank (BBME) Dubai UAE      Year 1          15%  30,667.50
                                              After           10%  20,445.00

                                              Subtotal  USC        51,112.50

      1d)  SOFTGEN TECHNICAL ASSISTANCE / CONSULTANCY

                Contract Onetime Costs                               USD
                Development:                                         ---
                11 man-weeks SoftGen Software Architect            37,400
                6 man-weeks SoftGen Software Architect             30,000
                2 man-weeks (Chris Miller 15-26 June 1998)          3,700
                2 man-weeks Implementation (Dubai)                 68,400
                Testing / Remote Support:
                6 man-weeks (Dubai)                                30,400
                12 man-weeks UAT (Aug/Sept 98)                      3,600
                CTI Integration (Hypercom/Aspect May'98)            4,205
                Training/Expertise Transfer (Sept 1998)             9,375
                - SoftGen Software Architect                 USD    5,000
                - Air Fare                                   USD    2,800
                - Hotel 1 week                               USD      875
                - Subsistence                                USD      700

                                    Subtotal  USD                 187,080


      1e)  SOFTGEN TRAVEL /SUBSISTENCE
                Contract Onetime Costs                               USD
                Subsistence:                                         ---
                HK & Dubai Implementation 21 man-weeks             14,700
                Hotel:
                HK Development  13 nights                           3,250
                Dubai Implementation      4 man-weeks               5,600

                Air Fares:
                USA-HKG Flights/Visa          x6                   16,965
                                    Subtotal  USD                  40,515

      1f)  SOFTGEN TRAINING
                Contract Onetime Costs                               USD
                Training Manuals/CD-ROM                             7,600
                                              Subtotal  USD         7,600

                                  Schedule 2
                                  ----------

 2)   SOFTGEN CIMphony[TM] Pricing (HSBC Group)

 2a)  CTI SERVER STANDARD SOFTWARE - ONETIME COSTS


 Onetime USD per                     Per First    Per         Per
 Site Server                         Primary      Subsequent  Contingency or
                                     Server       Primary     Redundant or
                                                  Server      Development
                                                              Server
 ---------------------------------   ---------    ---------   ----------
 (1)  CIMserver                      USD15,000    USD15,000   USD  7,500
 (2)  OAI Controller                 USD15,000    USD15,000   USD  7,500
 (3)  Statistics Server              USD10,000    USD10,000   USD  5,000
 (4)  Total Call Experience          USD 6,000    USD 6,000   USD  3,000
 (5)  Intelligent Routing            USD14,000    USD14,000   USD  7,000
 (6)  Basic Transaction Server V1    USD 6,250    USD 6,250   USD  3,125
 (7)  Screen Pop                     USD 6,000    USD 6,000   USD  3,000
 (8)  Enhanced Transaction Server    USD12,000    USD12,000   USD  6,250
      V2.0



 2b)  ENHANCED TRANSACTION SERVER SOFTWARE - DISCOUNT

      SoftGen shall offer to HSBC the following onetime purchase price reductions per maximum total number of host sessions per Enhanced Transaction Server software product per site:


                                    Maximum            Total
                                    no. sessions       Onetime
                                                       USD
                                    --------------     ----------
 (9)  CIMphony[TM] Enhanced         To 12 sessions     USD  6,250
 Transaction Server V2.0
                                    To 24 sessions     USD  8,000
                                    To 48 sessions     USD 10,000
                                    To 96 sessions     USD 12,000



 2c)  CLIENT WORKSTATION STANDARD SOFTWARE - LICENSE


 Onetime License USD per seat per
 site

 (10) CIMphony[TM] Basic Client Access   Minimum 10 seats   USD   150
      Enhanced Client Access                                USD   150
 (10) CIMphony[TM]Campaign Manager                          USD 1600

                                  Schedule 3
                                  ----------

 3a)  SOFTGEN CIMphony[TM] SOFTWARE MAINTENANCE SERVICES

 SoftGen shall provide software maintenance services to HSBC according to the terms of this Agreement, and in respect of those standard SoftGen CIMphony[TM] products listed in Schedule 2 installed by HSBC as shown in
 Schedule 1 (the Operating Programs) together with those software developments (Customized Software Developments) for HSBC by SoftGen, at the annual percentages of the installed total onetime costs of Operating Programs, Further Operating Programs, Customised Software Developments or Further Customised Software Developments and the one time Software Licenses at each site as shown below:

      Percentage of installed total onetime cost

      First 12            Each 12 months
      months              thereafter
      ------              ---------
        15%*                10%*

 Software Maintenance support
 (by SoftGen Inc. or its agents to HSBC IT)
 [*not applicable to subsistence, travel and training costs]

 3b)  SOFTGEN CIMphony[TM] PROJECT MANAGEMENT SERVICES

 SoftGen shall provide Project Management services to HSBC according to the terms of this Agreement, and in respect of those standard SoftGen CIMphony[TM] products listed in Schedule 2 installed by HSBC as shown in
 Schedule 1 (the Operating Programs) together with those software developments (Customised Software Developments for HSBC by SoftGen, at the percentages of the installed total onetime costs of Operating Programs, Further Operating Programs, customised Software Developments or Further Customised Software Developments at each site as shown below:

                                         Percentage of total onetime
                                         Software or customization cost

 CTI SERVER STANDARD SOFTWARE (See 2a)                  10%

 CLIENT WORKSTATION STANDARD SOFTWARE (See 2c)          10%

 HSBC CUSTOMISED COMPOSITE GUI DESKTOP CLIENT (See 2d)  10%

 FURTHER CUSTOMISED SOFTWARE DEVELOPMENTS               15%
 (Any software developments particular to, specified and requested by HSBC at time of order)


 2d)  HSBC CUSTOMISED SOFTWARE DEVELOPMENTS
 The HSBC CallCentre client workstation software package, comprising the following customised CIMphony[TM] software shall be discounted for volume as follows based on total HSBC seat numbers installed globally:

 Onetime License USD per seat per site

 (12) HSBC Customised Composite GUI desktop client software (as at 1 October
      1999):

      Each HSBC                Onetime License
      Seat from                per Seat per Site
      ---------                -----------------
      Seats 1-50                    USD400
      Seats 51-100                  USD350
      Seats 101-150                 USD300
      Seats 151-200                 USD250
      Seats 201-250                 USD200
      Seats 251-300                 USD150
      Seats 301 upwards             USD100

                                  Schedule 4
                                  ----------

 4)   SOFTGEN TECHNICAL ASSISTANCE

 SoftGen shall provide Technical Assistance via SoftGen Senior Software Architect and Junior Software Architect staff onsite at HSBC locations as requested according to the terms and conditions of this Agreement and at the Consultancy and Subsistence prices for Weekday, Weekend and Public Holiday support shown below:

 AT STANDARD NOTICE OF REQUEST
 (Received by SoftGen more than 4 days prior to start of requirement)


                              Per Weekday      Per Saturday   Per USA
                                               or Sunday      Public
                                                              Holiday**

 SoftGen Consulting Tariff:
 - Senior Software Architect  USD 1500         USD 1700       USD 1900
 - Junior Software Architect  USD 1000         USD 1200       USD 1400

 SoftGen Subsistence Tariff:
  - Hotel Accommodation                        At HSBC Cost and/or
                                               Arrangement
  - Subsistence per diem                       USD 120 per person per each
                                               calendar day
  - Air Fare
    (International origin or Intl.             USD2,800 per round trip
    destination)
    (USA or Canada origin or destination)      USD1,500 per round trip



 ** USA Public Holidays applicable: Memorial Day, Christmas Days, Thanksgiving Day, Labor Day,
      Independence Day

 ANY EMEMERGENCY NOTICE OF REQUEST
 (Any request received by SoftGen at or less than 4 days prior to start of requirement)


 SoftGen Consulting Tariff:
 - As above, multiplied by two (x2)

 SoftGen Subsistence Tariff:
 - Hotel Accommodation               As above
 - Subsistence per diem              As above
 - Air Fare
   As above, multiplied by two (x2)

                                  Schedule 5
                                  ----------

              Hongkong and Shanghai Banking Corporation Limited
                          Call Centre System Phase 1
                  EXTERNAL DESIGN FUNCTIONAL SPECIFICATIONS